                    FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT


    THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (the "Amendment") made as of the 31st day of January, 1996 among Alliance Capital Management L.P., (the "Borrower"), NationsBank of Georgia, N.A., individually and as agent (the "Agent"), and the banks whose names appear on the signature pages hereof (the "Banks").

                                 W I T N E S S E T H:
WHEREAS, the Borrower, the Banks and the Agent are parties to that certain Revolving Credit Agreement dated as of December 19, 1994 (the "Credit Agreement"); and

    WHEREAS, the parties hereto desire to amend the Credit Agreement in order to permit the Borrower to enter into an acquisition pursuant to that certain Transaction Agreement dated as of December 28, 1995 among the Borrower, the Shareholders of record of Cursitor Holdings Limited, Cursitor Holdings, L.P. and the additional parties thereto and the Cursitor Alliance LLC Amended and Restated Limited Liability Company Agreement to be dated as of February 29, 1996 among the Borrower, Alliance Capital Management Corporation of Delaware and Cursitor Holdings, L.P. and to amend certain other provisions of the Credit Agreement, all under the terms and conditions set forth herein;

    NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement, except as otherwise defined or limited herein, and further agree as follows:

    AMENDMENT TO SECTION 1.1. Section 1.1 is amended by (i) deleting the existing definition of "Affiliate" and "Restricted Subsidiary" therefrom and substituting the following definitions of such terms, and (ii) adding the following new definitions of "Cursitor Acquisition Agreement", "Cursitor Alliance" and "Cursitor Member Agreement:"

         "AFFILIATE. As defined under Rule 144(a) under the Securities Act of 1933, as amended, but not including any Restricted Subsidiary or any investment fund which is managed or advised by the Borrower."

         "CURSITOR ACQUISITION AGREEMENT. That certain Transaction Agreement dated as of December 28, 1995 among the Borrower, the shareholders of record of Cursitor Holdings Limited, Cursitor Holdings, L.P. and the additional parties thereto."

         "CURSITOR ALLIANCE. Cursitor Alliance, L.L.C., a Delaware limited liability company."

         "CURSITOR MEMBER AGREEMENT.   That certain Cursitor Alliance LLC
         Amended and Restated Limited Liability Company Agreement to be dated as of February 29, 1996 among the Borrower, Alliance Capital Management Corporation of Delaware and Cursitor Holdings, L.P., which agreement shall be substantially in the form of Exhibit "M" attached hereto."

         "RESTRICTED SUBSIDIARY. Each (a) Subsidiary of the Borrower designated as a "Restricted Subsidiary" on SCHEDULE 5.18 (and by suchdesignation the Borrower represents and warrants to the Agent and the Banks that such Subsidiary meets the qualifications of a Restricted Subsidiary as specified in this definition), and (b) other Subsidiary of the Borrower that the principal financial or accounting officer or treasurer of the Borrower may after the date of this Credit Agreement certify to the Agent and the Banks meets the qualifications of a Restricted Subsidiary as specified in this definition (and at the time of any such certification the Borrower shall provide the Agent and the Banks with a current list of all Restricted Subsidiaries).
         The qualifications of a Restricted Subsidiary are as follows: (a) all of the issued and outstanding Equity Securities of a Restricted Subsidiary (other than directors' qualifying shares or shares not exceeding ten percent (10%) in the aggregate of the issued and outstanding Equity Securities of a Restricted Subsidiary owned by Persons other than the Borrower or another Restricted Subsidiary pursuant to other applicable legal requirements) shall be owned of record and beneficially by the Borrower or another Restricted Subsidiary free of Liens other than Permitted Liens, and (b) no Restricted Subsidiary shall be a general partner of any partnership, be a party to any joint venture in respect of which liability is not limited to the amount of such Restricted Subsidiary's capital contribution or other equity investment, or have any contingent obligations established by Contract in respect of Funded Debt that are not by their terms limited to a specific dollar amount; PROVIDED, HOWEVER, that a Restricted Subsidiary may be a general partner in a partnership which is wholly owned by the Borrower, Cursitor Alliance or other Restricted Subsidiaries."


    2. AMENDMENT TO ARTICLE 5. Article 5, "REPRESENTATIONS AND WARRANTIES," is hereby amended in its entirety to provide that any reference to the term "limited partnership" shall be deemed to also include a general partnership; and any requirements that a limited partnership comply with the terms and provisions of any (i) governing documents or (ii) applicable law shall be deemed to include a requirement that any general partnership comply with the terms and provisions of (x) any of such general partnership's governing documents or (y) any law applicable to such general partnership.

    3. AMENDMENT TO SECTION 5.5. Section 5.5 to the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         "5.5.     NO MATERIAL CHANGES, ETC.  No change in the Business of the
         Borrower and its Consolidated Subsidiaries, taken as a whole, has occurred since September 30, 1995 that has resulted in a Material Effect."

    4. AMENDMENT TO SECTION 5.16. Section 5.16 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         "5.16.    REGULATIONS U AND X.  The proceeds of the Loans shall be
         used by the Borrower (a) to support the issuance of commercial paper,
         (b) for working capital and general corporate purposes and (c) to consummate the acquisition by the Borrower of Cursitor Alliance pursuant to the Cursitor Acquisition Agreement. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224."

    5. AMENDMENT TO SECTION 5.18. Section 5.18 to the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         "5.18.    SUBSIDIARIES, ETC.  SCHEDULE 5.18 sets forth a list of (a)
         each Subsidiary of the Borrower (in which each Restricted Subsidiary at the date hereof is specifically identified as such), (b) the number of authorized and outstanding Equity Securities of each class of each Subsidiary of the Borrower and the number and percentage thereof owned, directly or indirectly, by the Borrower, and (c) any partnership or joint venture in which the Borrower or any of its Subsidiaries is engaged with any other Person. The Equity Securities of each Subsidiary of the Borrower, which Equity Securities are owned directly or indirectly by the Borrower, are validly issued, fully paid, and non-assessable."

    6. AMENDMENT TO SECTION 7.3. Subsection (f) of Section 7.3 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         "(f) except as permitted by Section 7.6, any Entity that issued Equity Securities purchased in such Acquisition and any Entity through which the Borrower effected an Acquisition of Equity Securities or assets is not upon consummation of such Acquisition (and the Borrower will not thereafter cause, permit, or suffer any such Entity to become) a general partner in any partnership, a party to a joint venture, or subject to any contingent obligations established by Contract that are not by their terms limited to a specific dollar amount; PROVIDED, HOWEVER, that any such Entity may be a general partner in a partnership which is wholly owned by the Borrower, Cursitor Alliance or its Restricted Subsidiaries."

    7. AMENDMENT TO SECTION 7.7. Section 7.7 of the Credit Agreement is hereby amended to permit $21,500,000 of Funded Debt to be incurred by Cursitor Alliance in addition to any Funded Debt incurred by Cursitor Alliance pursuant to Section 7.7(b), by substituting a comma for the word "and" before item (b) within the proviso and adding at the end of such proviso an additional item (c) as follows:

         "and (c) in addition to any Funded Debt which may be incurred by Cursitor Alliance pursuant to Section 7.7(b), Cursitor Alliance may incur $21,500,000 of Funded Debt pursuant to Section 2.6(c) of the Cursitor Acquisition Agreement."

    8. AMENDMENT TO SECTION 7.8. Section 7.8 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         "7.8.     DISTRIBUTIONS.  The Borrower shall not cause, permit, or
         suffer any restriction or Lien on the ability of any Consolidated Subsidiary to (a) pay, directly or indirectly, any Distributions to the Borrower or any other Subsidiary of the Borrower, (b) make any payments, directly or indirectly, in respect of any Indebtedness or other obligation owed to the Borrower or any of its Subsidiaries, (c) make loans or advances to the Borrower or any other Subsidiary of the Borrower, or (d) sell, transfer, assign, or otherwise dispose of any property or assets to the Borrower or any other Subsidiary of the Borrower, except, in each such case, restrictions or Liens (aa) that exist under or by reason of applicable Government Mandates, including any net capital rules, (bb) that are imposed only, as to Indebtedness of the Borrower or any Consolidated Subsidiary incurred prior to the date hereof, upon a failure to pay when due any of such Indebtedness, or, as to Indebtedness of the Borrower or any Consolidated Subsidiary incurred on or after the date hereof, upon an acceleration of such Indebtedness or a failure to pay the full amount of such Indebtedness at maturity, or (cc) that arise by reason of the maintenance by any Subsidiary that is not a Restricted Subsidiary of a level of net worth for the purpose of ensuring that limited partnerships for which it serves as general partner will be treated as partnerships for federal income tax purposes. Notwithstanding the foregoing, (i) any portion of net earnings of any Restricted Subsidiary that is unavailable for payment of dividends to the Borrower or any other Restricted Subsidiary by reason of a restriction or Lien permitted under any of clauses (aa), (bb), and (cc) shall be excluded from the calculation of Consolidated Net Income (or Loss), and (ii) Cursitor Alliance's agreement set forth in Section 12.02 of the Cursitor Member Agreement, which prohibits the dissolution of Cursitor Alliance except upon the unanimous vote of the Members (as defined in the Cursitor Member Agreement) or such other events described in Section 12.02 of the Cursitor Member Agreement, is not prohibited under this Agreement, and
         (iii) Cursitor Alliance's agreement set forth in Section 5.01(a) of the Cursitor Member Agreement as in effect on the date of the First Amendment to this Agreement, which relates to certain potential priority payments to Cursitor Holdings, L.P. (and to other Persons which are not Restricted Subsidiaries which become Members (as defined in the Cursitor Member

         Agreement) after the date of the Cursitor Member Agreement), is not prohibited under this Agreement."

    9. AMENDMENT TO SCHEDULE 5.1.4. Schedule 5.1.4 to the Credit Agreement, EQUITY SECURITIES, is hereby amended by deleting same in its entirety and substituting therefor the Schedule 5.1.4 dated as of January 22, 1996 and attached hereto.

    10. AMENDMENT TO SCHEDULE 5.18. Schedule 5.18 to the Credit Agreement, SUBSIDIARIES, is hereby amended by (i) deleting the entry for "Alliance Capital Management (Turkey) Ltd." therefrom and substituting the following entry for such Subsidiary, and (ii) adding after the last entry thereon the following Subsidiaries, each of which shall be Restricted Subsidiaries:

                                                      STOCK OWNED BY
         "NAME OF            JURISDICTION OF          COMPANY AND EACH
          SUBSIDIARY         INCORPORATION            OTHER SUBSIDIARY

         Cursitor            Delaware                 93%
         Alliance LLC*

         Cursitor            United Kingdom           93%
         Holdings
         Limited (UK)*

         Cursitor            United Kingdom           93%
         Management
         Limited (UK)*

         Cursitor-           New York general         93%
         Eaton Asset         partnership
         Management*

         The London          United Kingdom           93%
         Partnership
         Ltd. (UK)*

         Cursitor            Luxembourg               93%
         Management
         CO SA
         (Luxembourg)*

         Cursitor            France                   93%
         Cecogest SA
         (France)*

         Cursitor            France                   93%
         Courtage SA
         (France)*

                                                      STOCK OWNED BY
          NAME OF            JURISDICTION OF          COMPANY AND EACH
          SUBSIDIARY         INCORPORATION            OTHER SUBSIDIARY

         Draycott            Massachusetts            93%
         Partners, Ltd.*

         Cursitor            France                   93%
         Gestion SA
         (France)*

         Alliance            Delaware                 93%
         Capital
         Management
         (Asia) Ltd.*

         Alliance            Delaware                 93%
         Capital
         Management
         (Turkey) Ltd.*

         Alliance            Delaware                 93%
         Capital
         Management
         (Japan) Inc.*

         Alliance            Brazil                   93%
         Capital
         Management
         (Brasil) Ltda.,
         (Brasil)*

         Alliance            United Kingdom           93%
         Capital
         Limited (UK)*

         Dimensional         United Kingdom           93%
         Asset
         Management
         Limited (UK)*

         Dimensional         United Kingdom           93%"
         Trust
         Management
         Limited (UK)*

After giving effect to the Amendment to Schedule 5.18, such Schedule 5.18 shall read in its entirety as set forth on Schedule 5.18 dated the date of this Amendment and attached hereto.

         11. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent and the Banks to enter into this Amendment, the Borrower hereby represents and warrants as follows:

              A. Each representation and warranty set forth in the Credit Agreement, as amended by this Amendment, is hereby restated and affirmed as true and correct as of the date hereof;

              B. The Borrower has the partnership power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

              C. This Amendment has been duly authorized, validly executed and delivered by authorized signatories of the Borrower, and this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms; and

              D. The execution and delivery of this Amendment and the Borrower's performance hereunder does not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, nor will such execution, delivery and performance be in contravention of or in conflict with the Borrower's partnership agreement or the provision of any statute, judgment, order, indenture, instrument, agreement or undertaking to which the Borrower is a party or by which the Borrower's assets or properties are or may become bound.

         12. CONDITIONS PRECEDENT. This Amendment is subject to the prior fulfillment of each of the following conditions:

              A. The Agent shall have received counterparts of this Amendment executed by the Borrower and the Majority Banks;

              B. The Agent and the Banks shall have received pro forma consolidated financial statements of the Borrower after giving effect to the acquisition of Cursitor Alliance and its Subsidiaries; and

              C. The Agent and the Banks shall have received all such other certificates, reports, statements, legal opinions or other documents as the Agent or any Bank may reasonably request prior to the date of this Amendment.

         13. AMENDMENT TO LOAN DOCUMENTS; AMENDMENT AS LOAN DOCUMENT. Each Loan Document which is not otherwise amended in connection with the execution and delivery of this Amendment is hereby amended and modified, as necessary, to conform such document to the terms and conditions of the Credit Agreement, as amended by this Amendment, and all references in any Loan Document to the "Credit Agreement" shall mean the Credit

Agreement as amended hereby.  This
Amendment itself shall be deemed to be a Loan Document for all purposes under the Credit Agreement.

         14. NO OTHER AMENDMENT OR WAIVER. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. The Banks and the Agent expressly reserve the right to require strict compliance with the terms of the Credit Agreement.

         15. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

         16. GOVERNING LAW. This Amendment shall be deemed to be made pursuant to the laws of the State of New York with respect to agreements made and to be performed wholly in the State of New York and shall be construed, interpreted, performed and enforced in accordance therewith without regard to the principles of conflicts of laws of such state.

         17. EFFECTIVE DATE. This Amendment shall be effective as of the date first written above.

         IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Amendment as of the day and year first above written.


BORROWER:                              ALLIANCE CAPITAL MANAGEMENT L.P.

                                       By:  Alliance Capital Management
                                            Corporation, its General Partner


                                       By:/s/ Anne S. Drennan
                                          -------------------------
                                       Name:Anne S. Drennan
                                       Title:  Senior Vice President and
                                               Treasurer


AGENT:                                 NATIONSBANK OF GEORGIA, N.A.


                                       By:/s/ Ira L. Moreland
                                          -------------------------
                                       Name: Ira L. Moreland
                                       Title: Senior Vice President

BANKS:                                 NATIONSBANK OF GEORGIA, N.A.

                                       By:/s/ Ira L. Moreland
                                          -------------------------
                                       Name: Ira L. Moreland
                                       Title: Senior Vice President


                                       THE BANK OF NEW YORK


                                       by:/s/ Lee B. Stephens
                                          -------------------------
                                       Name:Lee B. Stephens
                                       Title: Vice President


                                       CHEMICAL BANK


                                       by:/s/ Heather Lindstrom
                                          -------------------------
                                       Name:Heather Lindstrom
                                       Title:Vice President


                                       MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK


                                       by:/s/ Lauren S. Mccoy
                                          -------------------------
                                       Name:Lauren S. McCoy
                                       Title:Vice President


                                       THE FIRST NATIONAL BANK OF BOSTON


                                       by:/s/ Carol A. Clark
                                          -------------------------
                                       Name: Carol A. Clark
                                       Title: Managing Director


                                       THE CHASE MANHATTAN BANK, N.A.


                                       by:/s/ Candace R. Lau-Hanson
                                          -------------------------
                                       Name:Candance R. Lau-Hanson
                                       Title:Vice President